Exhibit 10.6

STOCK CONVERSION AND SUBSCRIPTION AGREEMENT

HDS INTERNATIONAL CORP.

This Stock Conversion and Subscription Agreement (the "Agreement") is made and entered into as of this _____ day of April, 2015, by and between HDS International Corp., a Nevada corporation (the "Company") and Hillwinds Ocean Energy, LLC, a Connecticut limited liability company ("HOEL").  Each HOEL and the Company shall be referred to herein as a "Party", and collectively, the "Parties".

RECITALS

WHEREAS, HOEL currently owns shares of common stock of the Company; and

WHEREAS, to facilitate the financing of the Company by an unrelated third party investor, the Company has requested that HOEL convert a portion of its shares of common stock of the Company into that certain Class B Preferred stock of the Company; and

WHEREAS, the Parties each believe that entering into this Agreement is in their best interests.

NOW, THEREFORE, in consideration of the promises and mutual covenants of the Parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

AGREEMENT

1.
SUBSCRIPTION:  The undersigned, HOEL ("Subscriber"), hereby elects to convert two hundred twenty two million (222,000,000) shares of restricted common stock of the Company, into one million one hundred sixty five thousand five hundred (1,165,500) newly issued shares of Class B Preferred stock (the "Shares") of the Company, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to the terms and conditions herein.

Such subscription is subject to the following terms and conditions:

a.	The certificate(s) representing the shares delivered pursuant to this subscription agreement shall bear a legend substantially in the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933 ("Act"), as amended, or any other applicable federal or state securities act; and are "restricted securities" as defined by Rule 144 of the Act.  The shares may not be transferred, sold or otherwise disposed of unless; (1) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) the Company shall have received an opinion of Counsel for the Company that no violations of any securities acts will be involved in any transfer"; and

b.	If the shares represented by this certificate must be held for a period of at least one (1) year and if Rule 144 of the Securities Act of 1933, as amended (the "Act"), is applicable (there being no representations by the Company that Rule 144 is applicable), then the undersigned may make sales of the shares only under the terms and conditions prescribed by Rule 144 of the Act.

2.	REPRESENTATIONS AND WARRANTIES: The undersigned Subscriber hereby represents and warrants to the Company:

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a.	The undersigned Subscriber understands that the Company's STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES AGENCIES, OR ANY FOREIGN SECURITIES AGENCIES;

b.	The undersigned Subscriber is not an underwriter and would be acquiring the Shares solely for investment for its own account and not with a view to, or for, resale in connection with any distribution within the meaning of the federal securities act, the state securities acts or any other applicable foreign securities acts;

c.	The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the Shares would be suitable and consistent with its investment program; and, that its financial position enables it to bear the risks of this investment and all associated transactions; and that there is a limited public market for the stock subscribed for herein;

d.	The Shares subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying.

e.	The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for the Shares or to cause or permit the Shares to be transferred in the absence of any such registration or exemption;

f.	The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of its investment in the Company. Further, the Subscriber has been given: (1) All material books, records, documents, correspondence, and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all reports filed with the Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officers of the Company.

g.	The Subscriber has satisfied the suitability standards imposed by its place of residence and has a pre-existing business relationship with the Company.

h.	The Subscriber has adequate means of providing for its current needs and personal contingencies and has no need to sell or transfer the Shares in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time).

i	The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment. Further, Subscriber represents and warrants that it is able to evaluate and interpret the information furnished to it by the Company and is capable of reading and interpreting financial statements.

j.	The Subscriber warrants and represents that it is a "sophisticated investor" as that term is defined in United States court decisions and the rules, regulations and decisions of the United States Securities and Exchange Commission.

k.	Further, the Subscriber warrants and represents that it is an "accredited investor" as that term is defined in Reg. 501 of the Securities Act of 1933, as amended.

l.
Subscriber acknowledges that the Shares, and upon conversion, shares of the Company's common stock, are "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933, as amended and may not be resold except pursuant to an effective registration statement or pursuant to Rule 144 of the Securities Act of 1933, as amended, there being no assurance that Rule 144 is available for such resale.

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m.	If Subscriber is an entity, each of the equity owners is an "accredited investor".

n.	Each Party, on behalf of itself and its respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, members, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them, to the fullest extent permitted by law, hereby fully, forever, and unconditionally releases and discharges, each other Party, and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, members, executors, beneficiaries, agents, assigns, attorneys and representatives, from and against any and all manner of claims, demands, liability, actions or causes of actions, of whatever kind, known or unknown, suspected or unsuspected, fixed or contingent, including attorney's fees and cost of litigation, on account of or in any manner arising from, any and all known or unknown, past, present or future harm or damages, whether already discovered or yet to be discovered, or any loss whatsoever, relating to any business or personal matter whatsoever, whether described herein or not, which any Party and any of its affiliates, and any directors, officers, employees, members, successors and assigns of itself or any affiliates, may now have or hereinafter have, which are in any way connected to, arising from or otherwise related to any events, actions, transactions, failures to act, occurrences or circumstances which have taken place from the beginning of time until the execution of this Agreement.

o.	The share certificate issued in conjunction with this agreement shall be issued to the following name and address:
HILLWINDS OCEAN ENERGY, LLC
501 KINGS HIGHWAY EAST, #108
FAIRFIELD, CT  06825

3.            STATUS OF PURCHASER:

[X]	I am not a member of, or an associate or affiliate of a member of the Financial Industry Regulatory Authority.

[ ]	I am a member of, or an associate or affiliate of a member of the Financial Industry Regulatory Authority. Attached is a copy of an agreement signed by the principal of the firm with which I am affiliated agreeing to may participation in this investment.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company hereby represents and warrants to the Subscriber:

a.	The Company is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to carry on its business.

b.	(i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares has been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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c.	The Company will promptly file an Amended Certificate of Designation with the State of Nevada to ensure that the shares of Class B Preferred Stock to be issued hereunder can be validly issued.

d.	The Company understands and acknowledges the potentially dilutive effect to the common stock upon the issuance of shares of common stock upon conversion of the Shares issued hereunder. The Company further acknowledges that its obligation to issue such shares of common stock upon conversion of the Shares in accordance with this Agreement, and that such conversion shall be absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other common shareholders of the Company.

e.	The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

f.	Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.	MISCELLANEOUS: This subscription agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The law of the state of Nevada shall govern the rights of the parties to this subscription agreement. This subscription agreement is not assignable without the prior written consent of the Company, and any attempt to assign any rights, duties or obligations which arise under this subscription agreement without the Company's prior express written consent shall be void.

The undersigned Subscriber hereby declares and affirms that it has read this subscription agreement, is familiar with the contents hereof and agrees to abide by these terms and conditions herein set forth, and knows the statements herein to be true and correct.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement this ____ day of April, 2015.

SUBSCRIBER
HILLWINDS OCEAN ENERGY, LLC

                                       By: TASSOS D. REACACHINAS, PRESIDENT
                                  f
 Tassos D. Recachinas, President

ACCEPTED BY, THE COMPANY:
HDS INTERNATIONAL CORP.

    By: PAUL RAUNER, PRESIDENT
 Paul Rauner, President4 OF 4

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